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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                              ORPHAN MEDICAL, INC.


                  To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies as follows:

                                    ARTICLE I
                  The name of this corporation is Orphan Medical, Inc.

                                   ARTICLE II.
                  The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE III.
                  The corporation shall have perpetual duration.

                                   ARTICLE IV.
                  The registered office of this corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the name of its registered agent is The Corporation Trust Company.

                                   ARTICLE V.

         A.       Authorized Shares.

                  The total number of shares of stock which this corporation is authorized to issue is twenty-five million (25,000,000) shares, of which 14,000 shares are designated Senior Convertible Preferred Stock, $.01 par value, 5,000 shares are designated Series B Convertible Preferred Stock, par value $.01, 4,000 shares are designated Series C Convertible Preferred Stock, $.01 par value, and 1,500,000 shares are designated Series D Non-Voting Convertible Preferred Stock, $.01 par value. Authorized but unissued and undesignated shares of stock of this corporation shall be deemed common stock, $.01 par value ("Common Stock") unless specifically designated otherwise by the board of directors.

                  Authority is hereby expressly vested in the board of directors, subject to the provisions of this Article 5 and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole board of directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                  (1) The number of shares constituting such series and the designation of such series.

                  (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of this corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

                  (3) Whether the shares of such series shall be subject to redemption by this corporation at the option of either this corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.



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                  (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or this corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of this corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

                  (6) The restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

                  (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of this corporation.

                  (8) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.


                  B.       Senior Convertible Preferred Stock.

                  1. Rights, Powers and Preferences. The holders of the Senior Convertible Preferred Stock (the "Convertible Preferred Stock") shall be entitled to the rights, powers and preferences set forth herein.

                  2. No Cumulative Voting; No Preemptive Rights. Holders of Convertible Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and, except as provided in an agreement between the corporation and any holder of Convertible Preferred Stock, shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                  3. Rank. The Convertible Preferred Stock shall rank prior to all of the corporation's Common Stock and other classes of preferred stock now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  4.       Dividends and Distributions.

                  (a) Holders of the Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this Article V.B. Section 4. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

                  (b) The dividend rate on the Convertible Preferred Stock shall be $75.00 per annum per share; provided that (i) in the event that at any time during any 730-day period individuals who constituted the Board of Directors at the beginning of such period, or the First Issuance Date (as defined in Article V.B. Section 7) (whichever is later), cease for any reason to constitute a majority of the Board of Directors then in office or (ii) the Board of Directors fails to declare and pay in full, on any Senior Dividend Payment Date (as defined in Article V.B. Section 4(c)), all dividends accrued since the last Senior Dividend Payment Date (or with respect to the first Senior Dividend Payment Date, since the date of issuance), the dividend rate on the Convertible Preferred Stock shall be increased to $200 per annum per share unless holders of a majority of the then outstanding shares of Convertible Preferred Stock agree to waive such increase. Any change of the dividend rate in accordance with this
Article V.B. Section 4(b) shall be deemed to occur on the date upon which the event in question occurs. In the event the dividend rate is adjusted in accordance with this Article V.B. Section 4(b), the Corporation shall pay such dividends in cash.



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                  (c) Dividends shall be payable in arrears, when and as
declared by the Board of Directors on August 1 and February 1 of each year, commencing February 1, 1999 (each such semiannual payment date, a "Senior Dividend Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Convertible Preferred Stock from the date of issuance of such shares and, after payment of a dividend as required hereunder, from and after each Senior Dividend Payment Date based on the number of days elapsed and a 365-day year; provided that to the extent that a dividend is not paid in cash or stock on any Senior Dividend Payment Date as provided in paragraph (d) below such unpaid amount shall in turn accrue dividends at the rate specified herein until paid as provided herein. The dividend payable on the first Senior Dividend Payment Date with respect to any shares of Convertible Preferred Stock shall be the pro rata portion of the dividend rate based upon the number of days from and including the date of issuance, up to and including such first Senior Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the books of the Corporation on such record date, not more than sixty (60) days nor fewer than ten (10) days preceding the respective Senior Dividend Payment Date, as shall be fixed by the Board of Directors.

                  (d) Any dividend payment made with respect to the Convertible Preferred Stock, may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or (i) in respect of dividends accruing on the Convertible Preferred Stock on or prior to August 1, 2000, by issuing the number of shares of Convertible Preferred Stock equal to the amount of the dividend divided by $1,000 and (ii) in respect of dividends accruing on the Convertible Preferred Stock after August 1, 2000, by issuing a number of shares of Common Stock equal to the amount of the dividend divided by the average last sale price of the Common Stock for the five (5) trading days preceding the dividend payment date (the "Dividend Conversion Price"); provided, that no fractional shares shall be issued; provided, further, that the Corporation shall pay dividends in cash to the extent that the issuance of stock would require stockholder approval pursuant to Section 4460(i) of the Rules of the NASDAQ Stock Market or any successor rule thereto and such approval has not been obtained. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Convertible Preferred Stock or Common Stock, as applicable, determined in accordance with the preceding formula; provided, that in the event that any such dividend payment is made partially in cash and partially in shares of Convertible Preferred Stock or Common Stock, each holder of Convertible Preferred Stock shall receive a ratable amount of cash and Convertible Preferred Stock or Common Stock, as the case may be, that is proportionate to the amount of Convertible Preferred Stock held by such holder on which such dividend is paid. If any fractional interest in a share of Convertible Preferred Stock or Common Stock would be delivered upon any payment of dividends pursuant to this Article V.B.
Section 4, the Corporation, in lieu of delivering the fractional share of Convertible Preferred Stock or Common Stock shall pay an amount to the holder thereof equal to such fraction multiplied by $1,000 or equal to the Dividend Conversion Price, as applicable. All shares of Convertible Preferred Stock and Common Stock issued as a dividend shall be fully paid and nonassessable.

                  (e) No dividends or other distributions (other than dividends payable in Junior Dividend Stock (as defined below)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, or any of its subsidiaries, of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to payment of dividends on the Convertible Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"); provided that dividends or other distributions may be paid or set apart for payment on any shares of Junior Dividend Stock at such time as less than 20% of the Denominator Shares (as defined in Article V.B. Section 6(b)) remain outstanding.

                  Any reference to "distribution" contained in this Article V.B.
Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as to liquidation rights to the Convertible Preferred Stock (such Common Stock and



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other capital stock being referred to herein collectively as "Junior Liquidation
Stock"). The entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock. After payment in full of the liquidation preference of the shares of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Article V.B. Section 5.

                  6.       Ten Year Conversion or Redemption.

                  (a) On the tenth anniversary (the "Anniversary Date") of the First Issuance Date (as defined in Article V.B. Section 7), the Corporation, at its election, shall either require the conversion of all then issued and outstanding shares of Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (the "Anniversary Conversion") or redeem the then issued and outstanding shares of Convertible Preferred Stock (the "Redemption") as provided below.

                  (b) If the Corporation elects the Anniversary Conversion, the Corporation shall pay a conversion fee equal to $3,000,000 (the "Conversion Fee"), subject to adjustment, on a pro rata basis to the holders of the then issued and outstanding shares of Convertible Preferred Stock. The Corporation shall pay the Conversion Fee, at the election of the Board of Directors, in (i) cash or (ii) a number of shares of Common Stock equal to the Conversion Fee divided by the average last sale price of the Common Stock for the five (5) trading days immediately preceding the Anniversary Date; provided, however, that the Corporation shall pay the Conversion Fee in cash to the extent that the issuance of stock would require stockholder approval pursuant to Section 4460(i) of the Rules of the NASDAQ Stock Market or any successor rule thereto and such approval has not been obtained. In the event that the number of shares of Convertible Preferred Stock issued and outstanding as of the Anniversary Date is less than the sum of the number of Initial Shares (as defined in Article V.B.
Section 7(b) below) and shares issued as dividends, if any, on the Convertible Preferred Stock (such sum is hereinafter referred to as the "Denominator Shares") pursuant to Article V.B. Section 4 hereof, then the Conversion Fee will be adjusted downward to equal the product of (a) $3,000,000 and (b) the quotient of the number of shares of Convertible Preferred Stock issued and outstanding as of the Anniversary Date divided by the Denominator Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise). On or after the Anniversary Date, each holder of Convertible Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation and the Corporation shall deliver to such holder (i) a certificate or certificates representing the number of shares of Common Stock equal to the number of shares of Convertible Preferred Stock to be converted multiplied by $1,000 divided by the Conversion Price set forth in the notice to the holder, (ii) the holder's pro rata portion of the Conversion Fee and (iii) accrued and unpaid dividends in cash or a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price. In addition, the following provisions of Article V.B.
Section 7 shall be applicable to the Anniversary Conversion: the second sentence of the second paragraph of Article V.B. Section 7(a), third paragraph of Article V.B. Section 7(b), Section 7(d) and Section 7(e).

                  (c) In the event the Corporation elects a Redemption, the Corporation shall redeem for cash on the Anniversary Date all issued and outstanding shares of Convertible Preferred Stock at a price per share equal to $1,000 plus all accrued and unpaid dividends on such share to the Anniversary Date (such sum being hereinafter referred to as the "Redemption Price"). On or after the Anniversary Date, each holder of Convertible Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the notice to the holder and shall thereupon be entitled to receive payment of the Redemption Price. If, on the Anniversary Date, funds necessary for the Redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, on the Anniversary Date, the dividends with respect to the shares so called shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price upon surrender of their certificates) shall terminate.

                  (d) No more than sixty (60) nor less than twenty (20) days prior to the Anniversary Date, the Corporation shall deliver notice, by first class mail, postage prepaid, to each holder of record of the Convertible Preferred Stock, addressed to such stockholder at its last address as shown on the stock books of the Corporation. Such notice shall state whether the



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Corporation has elected to effect the Anniversary Conversion or the Redemption.
If the Corporation fails to give notice as provided above, the Corporation shall be deemed to have elected the Redemption. In the event of the Anniversary Conversion, the notice shall also state that the Anniversary Date is the date fixed for conversion, the then-effective Conversion Price (as defined in Article V.B. Section 7), whether the Conversion Fee will be paid in cash or shares of Common Stock and the holder's pro rata portion of such, whether the accumulated and unpaid dividends to the Anniversary Date will be paid in cash or shares of Common Stock and that on and after the Anniversary Date, dividends will cease to accumulate on such shares of Convertible Preferred Stock; provided that there is no default in the payment of the Conversion Fee. In the event of the Redemption, the notice shall also state that the Anniversary Date is the date fixed for redemption, the Redemption Price, the place or places of payment, that the right of holders of Convertible Preferred Stock to exercise their conversion rights in accordance with Article V.B. Section 7 shall expire at the close of business on the Anniversary Date (provided that there is no default in payment of the Redemption Price) and that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the Convertible Preferred Stock to the Corporation or its agent as provided in the notice

                  7.       Conversion.

                  (a) Holders of Convertible Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Convertible Preferred Stock in any notice of redemption given pursuant to Article V.B. Section 6 hereof if there is no default in payment of the Redemption Price. Each share of Convertible Preferred Stock shall be convertible at the office of any transfer agent for the Convertible Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest whole share) as shall be equal to $1,000 divided by the Conversion Price (as defined below) in effect at the time of conversion. The initial Conversion Price will be the lesser of (i) 110% of the average last sale price of the Common Stock for the twenty (20) trading days immediately prior to July 23, 1998 (the "First Issuance Date") or, (ii) 110% of the average last sale price of the Common Stock for the twenty (20) days immediately prior to the date that is ninety (90) days from the First Issuance Date of the Convertible Preferred Stock, subject to adjustment from time to time as provided in Article V.B.
Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Price"); provided, that in no event shall the initial Conversion Price (prior to any adjustment provided in Article V.B.
Section 8) be less than $8.50.

                  The right of holders of Convertible Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Convertible Preferred Stock in a name other than that of the holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (b) In the event the Common Stock trades above $40 per share for ninety (90) consecutive trading days and the average daily reported volume in trading for the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association for any twenty (20) consecutive trading days during such 90-day period exceeds 10% of the number of shares of Common Stock into which the sum of the number of shares of Convertible Preferred Stock issued on the First Issuance Date and the additional shares of Convertible Preferred Stock issued to such holders within one hundred twenty (120) days after the First Issuance Date (the "Initial Shares") could be converted, adjusted to eliminate the effect of any reporting of both the buy and sell side of any trade, the Corporation may, by notice to the holders thereof, within thirty (30) days after such 90-day period, elect to require the conversion of all the shares of Convertible Preferred Stock then outstanding into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price.



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                  Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Convertible Preferred Stock to be converted, addressed to such stockholders at their last addresses as shown on the stock books of the Corporation. Each such notice of conversion shall specify the date fixed for conversion; the then-effective Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the election of the Board of Directors, in cash or in a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice); and that on and after the conversion date, dividends will cease to accumulate on such shares.

                  Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Convertible Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Convertible Preferred Stock.

                  (c) A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Convertible Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed or to have such shares admitted for quotation on the NASDAQ National Market System if the Common Stock is admitted for quotation thereon.

                  (d) Upon the surrender of certificates representing shares of Convertible Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

                  (e) No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of
(a) the Closing Price of a share of Common Stock (as defined in the next sentence) on the last trading day before the conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price or, in case no sale takes place on such day, the average of the closing bid and asked price on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if the Common Stock is not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

                  8. Adjustments to Conversion Price. Notwithstanding anything in this Article V.B. Section 8 to the contrary, no change in the Conversion Price shall be made until the cumulative effect of the adjustments called for by this Article V.B. Section 8 since the date of the last change in the Conversion Price would change the Conversion Price by more than 1%. However, once the



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cumulative effect would result in such a change, then the Conversion Price shall be changed to reflect all adjustments called for by this Article V.B. Section 8 and not previously made. Additionally, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of
(i)(A)shares of Common Stock that may be issued after the First Issuance Date to Chronimed, Inc. pursuant to the terms of the Termination Agreement between the Corporation and Chronimed, Inc., (B) shares of Common Stock that may be issued upon exercise of stock options that are outstanding on the First Issuance Date (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the First Issuance Date, and (C) stock options and shares of Common Stock issuable upon exercise of such options granted to employees and directors of the Corporation and its Subsidiaries pursuant to the terms of stock option plans approved by the Corporation's Board of Directors if such options are exercisable at the market price on the date of grant; provided that the aggregate number of shares of Common Stock issued, or issuable, pursuant to this clause (i) shall not exceed two million shares, (ii) Common Stock upon the exercise of warrants that, as of June 30, 1998, entitled holders to purchase an aggregate of 213,255 shares of Common Stock (which warrants were originally issued on May 19, 1995 to R.J. Steichen & Company and a portion of which were subsequently assigned to employees and affiliates of R.J. Steichen & Company), (iii) Common Stock upon the conversion or exchange of the Preferred Stock or (iv) securities pursuant to any public offering of the Company's securities registered under the Securities Act (collectively referred to as "Permitted Issuances"). Subject to the foregoing, the Conversion Price shall be adjusted from time to pursuant to
Article V.B. Section 8(a).

                  (a) If and whenever, on or after the First Issuance Date, the Corporation issues or sells, or in accordance with this Article V.B. Section 8(a) is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, unless such issuance or sale was a Permitted Issuance, immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus
(2) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock deemed outstanding immediately after such issue or sale.

                           (i) Issuance of Rights or Options. If the Corporation
                  in any manner grants or sells any options and the price per share for which Common Stock is issuable upon the exercise of such options, or upon conversion or exchange of any convertible securities issuable upon exercise of such options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such options, then, unless such issuance or sale was a Permitted Issuance, the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of such convertible securities issuable upon the exercise of such options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such options, plus in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such convertible securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such options. No further adjustment of the Conversion Price shall be made when convertible securities are actually issued upon the exercise of such options or when Common Stock is actually issued upon the exercise of such options or the conversion or exchange of such convertible securities.

                           (ii) Issuance of Convertible Securities. If the
                  Corporation in any manner issues or sells any convertible securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, unless such issuance or sale is a

                  Permitted Issuance, the maximum number of shares of Common Stock issuable upon conversion or exchange of such convertible securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Article V.B. Section 8(a) no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (iii) Change in Option Price or Conversion Rate. If
                  the purchase price provided for in any options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that in no event shall the Conversion Price be adjusted to a price higher than the Conversion Price in effect prior to any actions described in this Article V.B. Section 8(a)(iii). For purposes of this Article V.B. Section 8(a)(iii) if the terms of any option or convertible security which was outstanding as of the First Issuance Date are changed in the manner described in the immediately preceding sentence, then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change and no such change shall cause the Conversion Price hereunder to be increased.

                           (iv) Treatment of Expired Options and Unexercised
                  Convertible Securities. Upon the expiration of any option or the termination of any right to convert or exchange any convertible security without the exercise of any such option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such option or convertible security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Article V.B. Section 8(a) the expiration or termination of any option or convertible security which was outstanding as of the First Issuance Date shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such option or convertible security caused it to be deemed to have been issued after the First Issuance Date. For purposes of this Article V.B. Section 8(a)(iv) if the terms of any expired option or termination of any right to convert or exchange any convertible security which was outstanding as of the First Issuance Date are changed in the manner described in Article V.B. Section 8(a)(iii), then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change and no such change shall cause the Conversion Price hereunder to be increased.

                           (v) Calculation of Consideration Received. If any
                  Common Stock, option or convertible security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, option or convertible security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair market price (calculated to be the average Closing Price for the twenty
                  (20) trading days immediately prior to the date of sale of the securities described in the first sentence of this Article V.B. Section 8(a)(v)) thereof as of the date of receipt. If any Common Stock, option or convertible security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, option or convertible security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Convertible Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Convertible Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                           (vi) Integrated Transactions. In case any option is
                  issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such option by the parties thereto, the option shall be deemed to have been issued for a consideration of $.00.

                           (vii) Treasury Shares. The number of shares of Common
                  Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii) Record Date. If the Corporation takes a record
                  of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, options or in convertible securities or (ii) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision, or any applicable record date shall be proportionally reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or any applicable record date shall be proportionately increased.

                  (c) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding) to insure that each of the holders of Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Convertible Preferred Stock immediately prior to such Organic Change, or any applicable record date thereon. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding) to insure that the provisions of this Article V.B. Section 8 shall thereafter be applicable to the Convertible Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Convertible Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Convertible Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Article V.B. Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Convertible Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Article V.B. Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Convertible Preferred Stock.

                  (e)      Notices.

                                    (i) Promptly after any adjustment of the
                           Conversion Price, the Corporation shall give written notice thereof to all holders of Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (ii) The Corporation shall give written
                           notice to all holders of Convertible Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record
                           (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                    (iii) The Corporation shall also give
                           written notice to the holders of Convertible
                           Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

                  9. Convertible Preferred Stock Not Redeemable at Option of Holders or Exchangeable; No Sinking Fund. The Convertible Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock (except for Common Stock upon conversion as provided herein) or indebtedness of the Corporation or other property. The Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  10. Voting Rights. So long as 20% of the Initial Shares remain outstanding, the holders of a majority of the Convertible Preferred Stock, voting separately as a single class in the election of directors of the Corporation, to the exclusion of all other classes of the Corporation's capital stock and with each share of Convertible Preferred Stock entitled to one vote, shall be entitled to elect one (1) director (the "Preferred Stock Representative") to serve on the Corporation's Board of Directors until his successor is duly elected by holders of a majority of the Convertible Preferred Stock or he is removed from office by holders of a majority of the Convertible Preferred Stock. If the holders of a majority of the Convertible Preferred Stock for any reason fail to elect anyone to fill such directorship, such position shall remain vacant until such time as the holders of a majority of the Convertible Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

                  The holders of the Convertible Preferred Stock shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws, and except in the election of directors and as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each share of Convertible Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

                  11. Certain Actions Not to be Taken Without Vote of Holders of Convertible Preferred Stock. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of holders of a majority of the then issued and outstanding shares of Convertible Preferred Stock, voting as a single class:

                  (a) amend, repeal, modify or supplement any provision of this Certificate of Incorporation, the Bylaws of the Corporation as in effect on November 24, 1999, or any successor Certificate of Incorporation or bylaws if such amendment, repeal, modification or supplement in any way adversely affects the powers, designations, preferences or other rights of the Convertible Preferred Stock;

                  (b) authorize or effect any recapitalization or reverse stock split of the Corporation or any other action which in any way adversely affects the powers, designations, preferences or other rights of the Convertible Preferred Stock;

                  (c) authorize or effect, in a single transaction or through a series of related transactions, a liquidation, winding up or dissolution of the Corporation or adoption of any plan for the same;

                  (d) declare or pay or set aside for payment any cash dividend or cash distribution or other payment upon the Junior Dividend Stock, nor redeem, purchase or otherwise acquire any Junior Dividend Stock for any consideration other than the redemption of Common Stock from employees of the Corporation pursuant to a stock option plan approved by the Corporation's Board of Directors; provided that dividends or other distributions may be paid or set apart for payment on any shares of Junior Dividend Stock at such time as less than 20% of the Denominator Shares remain outstanding;

                  (e) authorize or permit the Corporation or any subsidiary of the Corporation to issue any equity securities except for Permitted Issuances and payment of dividends as provided in Article V.B. Section 4 above;

                  (f) incur any indebtedness unless after giving effect to the additional indebtedness the aggregate indebtedness of the Corporation and its subsidiaries outstanding as of the date of such incurrence (the "Determination Date"), excluding financing that is secured by accounts receivable but not by the Corporation's intellectual property licenses or other intellectual property rights, does not exceed two and one-half times EBITDA of the Corporation and its subsidiaries for the twelve month period immediately prior to the Determination Date for which there are quarterly financial statements available. For purposes of this Article V.B. Section 11, EBITDA shall mean the sum of (i) net income,
(ii) interest expense (iii) depreciation and amortization of the Corporation and its subsidiaries and other non-cash items properly deducted in determining net income and (iv) federal, state and local income taxes, computed and calculated in accordance with generally accepted accounting principles;

                  (g) authorize or effect in a single transaction or through a series of related transactions, the consolidation of the Corporation with, or merger of the Corporation with or into, another person or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Corporation's assets to any person, or the consolidation or merger of any other person with or into the Corporation; or

                  (h) authorize or permit the Corporation to enter into any transaction with an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Corporation or any officer or director of the Corporation other than in his capacity as an officer or director unless such transaction was approved by a majority of disinterested members of the Board of Directors, including the Preferred Stock Representative.

                  12. Outstanding Shares. For purposes of this Certificate of Incorporation, all shares of Convertible Preferred Stock shall be deemed outstanding except for (a) shares of Convertible Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Convertible Preferred Stock for conversion pursuant to Article V.B. Section 7, all shares of Convertible Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Article V.B. Section 7; and (c) from the date fixed for redemption pursuant to Article V.B. Section 6, all shares of Convertible Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

                  13. Status of Convertible Preferred Stock Upon Retirement. Shares of Convertible Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Article V.B. Section 7 shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Article V.B. Section 7 of all outstanding shares of Convertible Preferred stock, all provisions of this Article V.B. shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to Delaware General Corporation Law Section 245 or any successor provision and without stockholder action, to cause a restated certificate of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Delaware which reflect such removal of all provisions relating to the Convertible Preferred Stock.

                  C.       Series B Convertible Preferred Stock.

                  1. Rights, Powers and Preferences. The holders of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") shall be entitled to the rights, powers and preferences set forth herein.

                  2. No Preemptive Rights. Holders of Series B Preferred Stock shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                  3. Rank. The Series B Preferred Stock shall rank prior to all of the Corporation's Common Stock, the Corporation's Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock") and all other classes of preferred stock, except that the Series B Preferred Stock shall rank pari passu to the Corporation's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") and is subordinated to the Corporation's Senior Convertible Preferred Stock now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless otherwise agreed upon in writing by the holders of a majority of the outstanding shares of Series B Preferred Stock.

                  4.       Dividends and Distributions.

                  (a) Holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this
Article V.C. Section 4. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

                  (b) The dividend rate on the Series B Preferred Stock shall be $75.00 per annum per share; provided that (i) in the event that at any time during any 730-day period individuals who constituted the Board of Directors at the beginning of such period, or the first date on which shares of Series B Preferred Stock are issued (the "Series B Issuance Date")(whichever is later), cease for any reason to constitute a majority of the Board of Directors then in office or (ii) the Board of Directors fails to declare and pay in full, on any Dividend Payment Date (as defined in Article V.C. Section 4(c)), all dividends accrued since the last Dividend Payment Date (or with respect to the first Dividend Payment Date, since the date of issuance), the dividend rate on the Series B Preferred Stock shall be increased to $200 per annum per share unless holders of a majority of the then outstanding shares of Series B Preferred Stock agree to waive such increase. Any change of the dividend rate in accordance with this Article V.C. Section 4(b) shall be deemed to occur on the date upon which the event in question occurs. In the event the dividend rate is adjusted in accordance with this Article V.C. Section 4(b), the Corporation shall pay such dividends in cash.

                  (c) Dividends shall be payable in arrears, when and as declared by the Board of Directors on August 1 and February 1 of each year, commencing February 1, 2000 (each such semiannual payment date, a "Dividend Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series B Preferred Stock from the date of issuance of such shares and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year; provided that to the extent that a dividend is not paid in cash or stock on any Dividend Payment Date as provided in paragraph (d) below such unpaid amount shall in turn accrue dividends at the rate specified herein until paid as provided herein. The dividend payable on the first Dividend Payment Date with respect to any shares of Series B Preferred Stock shall be the pro rata portion of the dividend rate based upon the number of days from and including the date of issuance, up to and including such first Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of Series B Preferred Stock as they appear on the books of the Corporation on such record date, not more than sixty (60) days nor fewer than ten (10) days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

                  (d) Any dividend payment made with respect to the Series B Preferred Stock, may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series B Preferred Stock equal to the amount of the dividend divided by $1,000 (the "Series B Dividend Conversion Price"); provided, that no fractional shares shall be issued. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series B Preferred Stock determined in accordance with the preceding formula; provided, that in the event that any such dividend payment is made partially in cash and partially in shares of Series B Preferred Stock, each holder of Series B Preferred Stock shall receive a ratable amount of cash and Series B Preferred Stock that is proportionate to the amount of Series B Preferred Stock held by such holder on which such dividend is paid. If any fractional interest in a share of Series B Preferred Stock would be delivered upon any payment of dividends pursuant to this Article V.C. Section 4, the Corporation, in lieu of delivering the fractional share of Series B Preferred Stock shall pay an amount to the holder thereof equal to such fraction multiplied by the Series B Dividend Conversion Price. All shares of Series B Preferred Stock issued as a dividend shall be fully paid and nonassessable.

                  (e) No dividends or other distributions (other than dividends payable in Additional Junior Dividend Stock (as defined below)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, or any of its subsidiaries, of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to payment of dividends on the Series B Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Additional Junior Dividend Stock"); provided that dividends or other distributions may be paid or set apart for payment on any shares of Additional Junior Dividend Stock at such time as less than 20% of the Initial Shares (as defined in Article V.C. Section 7(b)) remain outstanding.

                  Any reference to "distribution" contained in this Article V.C.
Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, after distributions required to be made to the holders of any shares of any the Corporation's preferred stock ranking senior to the Series B Preferred Stock, an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as to liquidation rights to the Series B Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Additional Junior Liquidation Stock"). The assets of the Corporation available for distribution to the holders of the Series B Preferred Stock and any other shares of the Corporation's preferred stock ranking pari passu to the Series B Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock and the holders of any such other shares of the Corporation's preferred stock ranking pari passu to the Series B Preferred Stock. After payment in full of the liquidation preference of the shares of the Series B Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Article V.C. Section 5.

                  6.       Ten Year Conversion or Redemption.


                  (a) On the Anniversary Date of the Series B Issuance Date (as defined in Article V.C. Section 4(b)), the Corporation, at its election, shall either require the conversion of all then issued and outstanding shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series B Conversion Price (as that term is defined in Article V.C.
Section 7(a))(the "Series B Anniversary Conversion") or redeem the then issued and outstanding shares of Series B Preferred Stock (the "Series B Redemption") as provided below.

                  (b) If the Corporation elects the Series B Anniversary Conversion, the Corporation shall pay a conversion fee equal to $1,180,000 (the "Series B Conversion Fee"), subject to adjustment, on a pro rata basis to the holders of the then issued and outstanding shares of Series B Preferred Stock. The Corporation shall pay the Series B Conversion Fee, at the election of the Board of Directors, in (i) cash or (ii) a number of shares of Common Stock equal to the Series B Conversion Fee divided by the average last sale price of the Common Stock for the five (5) trading days immediately preceding the Anniversary Date; provided, however, that the Corporation shall pay the Series B Conversion Fee in cash to the extent that the issuance of stock would require stockholder approval pursuant to Section 4460(i) of the Rules of the NASDAQ Stock Market or any successor rule thereto and such approval has not been obtained. In the event that the number of shares of Series B Preferred Stock issued and outstanding as of the Anniversary Date is less than the number of Initial Series B Shares (as defined in Article V.C. Section 7(b) below), then the Series B Conversion Fee will be adjusted downward to equal the product of (a) $1,180,000 and (b) the quotient of the number of shares of Series B Preferred Stock issued and outstanding as of the Anniversary Date divided by the Initial Series B Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise). On or after the Anniversary Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation and the Corporation shall deliver to such holder (i) a certificate or certificates representing the number of shares of Common Stock equal to the number of shares of Series B Preferred Stock to be converted multiplied by $1,000 divided by the Series B Conversion Price set forth in the notice to the holder, (ii) the holder's pro rata portion of the Series B Conversion Fee and (iii) accrued and unpaid dividends in cash or a number of shares of Common Stock equal to the dividend amount divided by the Series B Conversion Price. In addition, the following provisions of Article V.C. Section 7 shall be applicable to the Series B Anniversary Conversion: the second sentence of the second paragraph of Article V.C. Section 7(a), third paragraph of Article V.C. Section 7(b), Section 7(d) and Section 7(e).

                  (c) In the event the Corporation elects a Series B Redemption, the Corporation shall redeem for cash on the Anniversary Date all issued and outstanding shares of Series B Preferred Stock at a price per share equal to $1,000 plus all accrued and unpaid dividends on such share to the Anniversary Date (such sum being hereinafter referred to as the "Series B Redemption Price"). On or after the Anniversary Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the notice to the holder and shall thereupon be entitled to receive payment of the Series B Redemption Price. If, on the Anniversary Date, funds necessary for the Series B Redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, on the Anniversary Date, the dividends with respect to the shares so called shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Series B Redemption Price upon surrender of their certificates) shall terminate.

                  (d) No more than sixty (60) nor less than twenty (20) days prior to the Anniversary Date, the Corporation shall deliver notice, by first class mail, postage prepaid, to each holder of record of the Series B Preferred Stock, addressed to such stockholder at its last address as shown on the stock books of the Corporation. Such notice shall state whether the Corporation has elected to effect the Series B Anniversary Conversion or the Series B Redemption. If the Corporation fails to give notice as provided above, the Corporation shall be deemed to have elected the Series B Redemption. In the event of the Series B Anniversary Conversion, the notice shall also state that the Anniversary Date is the date fixed for conversion, the then-effective Series B Conversion Price (as defined in Article V.C. Section 7), whether the Series B Conversion Fee will be paid in cash or shares of Common Stock and the holder's pro rata portion of such, whether the accumulated and unpaid dividends to the Anniversary Date will be paid in cash or shares of Common Stock and that on and after the Anniversary Date, dividends will cease to accumulate on such shares of Series B Preferred Stock; provided that there is no default in the payment of the Series B Conversion Fee. In the event of the Series B Redemption, the notice shall also state that the Anniversary Date is the date fixed for redemption, the Series B Redemption Price, the place or places of payment, that the right of holders of Series B Preferred Stock to exercise their conversion rights in accordance with Article V.C. Section 7 shall expire at the close of business on the Anniversary Date (provided that there is no default in payment of the Series B Redemption Price) and that payment of the Series B Redemption Price will be made upon presentation and surrender of certificates representing the Series B Preferred Stock to the Corporation or its agent as provided in the notice

                  7.       Conversion.

                  (a) Holders of Series B Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Series B Preferred Stock in any notice of redemption given pursuant to Article V.C. Section 6 hereof if there is no default in payment of the Series B Redemption Price. Each share of Series B Preferred Stock shall be convertible at the office of any transfer agent for the Series B Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest whole share) as shall be equal to $1,000 divided by the Series B Conversion Price (as defined below) in effect at the time of conversion. The initial conversion price will be $6.50, subject to adjustment from time to time as provided in Article V.C.
Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Series B Conversion Price").

                  The right of holders of Series B Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Series B Preferred Stock in a name other than that of the holder of the shares of Series B Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (b) In the event the Common Stock trades above $40 per share for ninety (90) consecutive trading days and the average daily reported volume in trading for the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association for any twenty (20) consecutive trading days during such 90-day period exceeds 10% of the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted (the "Initial Series B Shares"), adjusted to eliminate the effect of any reporting of both the buy and sell side of any trade, the Corporation may, by notice to the holders thereof, within thirty (30) days after such 90-day period, elect to require the conversion of all the shares of Series B Preferred Stock then outstanding into fully paid and nonassessable shares of Common Stock at the applicable Series B Conversion Price.

                  Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be converted, addressed to such stockholders at their last addresses as shown on the stock books of the Corporation. Each such notice of conversion shall specify the date fixed for conversion; the then-effective Series B Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the election of the Board of Directors, in cash or in a number of shares of Series B Preferred Stock equal to the dividend amount divided by the Series B Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice; and that on and after the conversion date, dividends will cease to accumulate on such shares.

                  Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series B Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Series B Preferred Stock.

                  (c) A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Series B Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed or to have such shares admitted for quotation on the NASDAQ National Market System if the Common Stock is admitted for quotation thereon.

                  (d) Upon the surrender of certificates representing shares of Series B Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

                  (e) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (a) the Closing Price of a share of Common Stock (as defined in Article V.B. Section 7(e)) on the last trading day before the conversion date and (b) such fraction of a share.

                  8. Adjustments to Conversion Price. Notwithstanding anything in this Article V.C. Section 8 to the contrary, no change in the Series B Conversion Price shall be made until the cumulative effect of the adjustments called for by this Article V.C. Section 8 since the date of the last change in the Series B Conversion Price would change the Series B Conversion Price by more than 1%. However, once the cumulative effect would result in such a change, then the Series B Conversion Price shall be changed to reflect all adjustments called for by this Article V.C. Section 8 and not previously made. Additionally, there shall be no adjustment in the Series B Conversion Price as a result of any issue or sale (or deemed issue or sale) of (i)(A) shares of Common Stock that may be issued upon exercise of stock options that are outstanding on the Series B Issuance Date (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the Series B Issuance Date, and (B) stock options and shares of Common Stock issuable upon exercise of such options granted to employees and directors of the Corporation and its Subsidiaries pursuant to the terms of stock option plans approved by the Corporation's Board of Directors if such options are exercisable at the market price on the date of grant; provided that the aggregate number of shares of Common Stock issued, or issuable, pursuant to this clause (i) shall not exceed two million shares, or such other amount as the holders of a majority of the outstanding shares of Series B Preferred Stock shall agree to in writing;
(ii) Common Stock upon the exercise of warrants that, as of June 30, 1999, entitled holders to purchase an aggregate of 206,725 shares of Common Stock (which warrants were originally issued on May 19, 1995 to R.J. Steichen & Company and a portion of which were subsequently assigned to employees and affiliates of R.J. Steichen & Company); (iii) Common Stock issued upon the conversion or exchange of the Series B Preferred Stock or the Senior Convertible Preferred Stock; (iv) shares of Series D Preferred Stock or Series C Preferred Stock issuable upon the exercise of warrants granted to UBS Capital II LLC or its assignees (the "Warrants") or upon conversion of the Series C Preferred Stock under the terms of the Warrants; (v) Common Stock issuable upon conversion of shares of Series D Preferred Stock upon a Transfer Conversion (as defined in Article V.E. Section 5) or upon exercise of the Warrants; (vi) Common Stock issuable as payment of interest on that certain Promissory Note dated August 2, 1999 in the face amount of $2,050,000; (vii) securities pursuant to any public offering of the Company's securities registered under the Securities Act or
(viii) the issuance and sale of the Company's Common Stock pursuant to the terms of any employee stock purchase plan approved by the Company's Board of Directors, up to a maximum of 100,000 shares (collectively referred to as "Additional Permitted Issuances"). Subject to the foregoing, the Series B Conversion Price shall be adjusted from time to pursuant to Article V.C. Section 8(a).

                  (a) If and whenever, on or after the Series B Issuance Date, the Corporation issues or sells, or in accordance with this Article V.C. Section 8(a) is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then, unless such issuance or sale was an Additional Permitted Issuance, immediately upon such issue or sale or deemed issue or sale the Series B Conversion Price shall be reduced to an amount equal to the price per share at which such Common Stock was sold or at which such shares of Common Stock are issuable upon the exercise of such rights or warrants.

                           (i) For purposes of this Article V.C. Section 8(a), the following definitions apply:

                                    (A) "deemed to have issued or sold" shall
                           mean the issuance, grant or sale of Common Stock of the Company or securities which are directly or indirectly exercisable or convertible into shares of Common Stock, or warrants or options for the purchase, directly or indirectly, thereof, other than Additional Permitted Issuances.

                                    (B) "consideration per share" for which
                           Common Stock is issued or issuable shall mean (1) with respect to the issuance, grant or sale of options or warrants to purchase shares of Common Stock, an amount determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such options or warrants, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such options and warrants, plus in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such convertible securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options and warrants or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such options, and (2) with respect to the issuance, grant or sale of Common Stock of the Company or securities directly or indirectly exercisable or convertible into shares of Common Stock, an amount determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities.

                           (ii) Change in Option Price or Conversion Rate. If
                  the purchase price provided for in any options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Series B Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B Conversion Price which would have been in effect at such time had such options or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that in no event shall the Series B Conversion Price be adjusted to a price higher than the Series B Conversion Price in effect prior to any actions described in this Article V.C. Section 8(a)(ii). For purposes of this
                  Article V.C. Section 8(a)(ii) if the terms of any option or convertible security which was outstanding as of the Series B Issuance Date are changed in the manner described in the immediately preceding sentence, then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change and no such change shall cause the Series B Conversion Price hereunder to be increased.

                           (iii) Calculation of Consideration Received. If any
                  Common Stock, option or convertible security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, option or convertible security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair market price (calculated to be the average Closing Price for the twenty
                  (20) trading days immediately prior to the date of sale of the securities described in the first sentence of this Article V.C. Section 8(a)(iii)) thereof as of the date of receipt. If any Common Stock, option or convertible security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, option or convertible security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision, or any applicable record date shall be proportionally reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination or any applicable record date shall be proportionately increased.

                  (c) Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change (as defined in Article V.B. Section 8(c)), the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change, or any applicable record date thereon. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of this Article V.C. Section 8 shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Article V.C. Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this
Article V.C. Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

                  (e)      Notices.

                                    (i) Promptly after any adjustment of the
                           Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (ii) The Corporation shall give written
                           notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                    (iii) The Corporation shall also give
                           written notice to the holders of Series B Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

                  9. Series B Preferred Stock Not Redeemable at Option of Holders or Exchangeable; No Sinking Fund. The Series B Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock (except for Common Stock upon conversion as provided herein) or indebtedness of the Corporation or other property. The Series B Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  10. No Voting Rights. The holders of Series B Preferred Stock shall not have voting rights except as specifically provided in this Certificate of Incorporation or as otherwise required by law.

                  11. Outstanding Shares. For purposes of this Certificate of Incorporation, all shares of Series B Preferred Stock shall be deemed outstanding except for (a) shares of Series B Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Series B Preferred Stock for conversion pursuant to Article V.C. Section 7, all shares of Series B Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Article V.C. Section 7; and (c) from the date fixed for redemption pursuant to Article V.C. Section 6, all shares of Series B Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

                  12. Status of Series B Preferred Stock Upon Retirement. Shares of Series B Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Article V.C. Section 7 shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Article V.C. Section 7 of all outstanding shares of Series B Preferred stock, all provisions of this Article V.C. shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to Delaware General Corporation Law Section 245 or any successor provision and without stockholder action, to cause a restated certificate of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Delaware which reflect such removal of all provisions relating to the Series B Preferred Stock.

                  D.       Series C Convertible Preferred Stock.

                  Unless otherwise indicated, all capitalized terms used in this
Article V.D. shall have the meanings assigned to such terms in Article V.C. of this Certificate of Incorporation.

                  1. Rights, Powers and Preferences. The holders of the Series C Convertible Preferred Stock (the "Series C Preferred Stock") shall be entitled to the rights, powers and preferences set forth herein.

                  2. No Preemptive Rights. Holders of Series B Preferred Stock shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                  3. Rank. The Series C Preferred Stock shall rank prior to all of the Corporation's Common Stock, the Series D Non-Voting Preferred Stock and all other classes of preferred stock, except that the Series C Preferred Stock shall rank pari passu with the Corporation's Series B Preferred Stock and is subordinated to the Corporation's Senior Convertible Preferred Stock, now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless otherwise agreed upon in writing by the holders of a majority of the outstanding shares of Series C Preferred Stock.

                  4. Dividends and Distributions.

                  (a) Holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this
Article V.D. Section 4. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

                  (b) The dividend rate on the Series C Preferred Stock shall be $75.00 per annum per share; provided that (i) in the event that at any time during any 730-day period individuals who constituted the Board of Directors at the beginning of such period, or the first date on which shares of Series C Preferred Stock are issued (the "Series C Issuance Date")(whichever is later), cease for any reason to constitute a majority of the Board of Directors then in office or (ii) the Board of Directors fails to declare and pay in full, on any Dividend Payment Date, all dividends accrued since the last Dividend Payment Date (or with respect to the first Dividend Payment Date, since the date of issuance), the dividend rate on the Series C Preferred Stock shall be increased to $200 per annum per share unless holders of a majority of the then outstanding shares of Series C Preferred Stock agree to waive such increase. Any change of the dividend rate in accordance with this Article V.D. Section 4(b) shall be deemed to occur on the date upon which the event in question occurs. In the event the dividend rate is adjusted in accordance with this Article V.D. Section 4(b), the Corporation shall pay such dividends in cash.

                  (c) Dividends shall be payable in arrears, on each Dividend Payment Date, except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series C Preferred Stock from the date of issuance of such shares and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year; provided that to the extent that a dividend is not paid in cash or stock on any Dividend Payment Date as provided in paragraph (d) below such unpaid amount shall in turn accrue dividends at the rate specified herein until paid as provided herein. The dividend payable on the first Dividend Payment Date with respect to any shares of Series C Preferred Stock shall be the pro rata portion of the dividend rate based upon the number of days from and including the date of issuance, up to and including such first Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of Series C Preferred Stock as they appear on the books of the Corporation on such record date, not more than sixty (60) days nor fewer than ten (10) days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

                  (d) Any dividend payment made with respect to the Series C Preferred Stock, may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series C Preferred Stock equal to the amount of the dividend divided by $1,000 (the "Series C Dividend Conversion Price"); provided, that no fractional shares shall be issued. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series C Preferred Stock determined in accordance with the preceding formula; provided, that in the event that any such dividend payment is made partially in cash and partially in shares of Series C Preferred Stock, each holder of Series C Preferred Stock shall receive a ratable amount of cash and Series C Preferred Stock that is proportionate to the amount of Series C Preferred Stock held by such holder on which such dividend is paid. If any fractional interest in a share of Series C Preferred Stock would be delivered upon any payment of dividends pursuant to this Article V.D. Section 4, the Corporation, in lieu of delivering the fractional share of Series C Preferred Stock shall pay an amount to the holder thereof equal to such fraction multiplied by the Series C Dividend Conversion Price. All shares of Series C Preferred Stock issued as a dividend shall be fully paid and nonassessable.

                  (e) No dividends or other distributions (other than dividends payable in Additional Junior Dividend Stock (as defined in Article V.C. Section 4(e)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, or any of its subsidiaries, of, any shares of Additional Junior Dividend Stock; provided that dividends or other distributions may be paid or set apart for payment on any shares of Additional Junior Dividend Stock at such time as less than 20% of the Initial Series C Shares (as defined in Article V.D. Section 7(b)) remain outstanding.

                  Any reference to "distribution" contained in this Article V.D.
Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of any Additional Junior Liquidation Stock. The assets of the Corporation available for distribution to the holders of the Series C Preferred Stock shall be distributed ratably among the holders of the Series C Preferred Stock. After payment in full of the liquidation preference of the shares of the Series C Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Article V.D. Section 5.

                  6.       Ten Year Conversion or Redemption.

                  (a) On the Anniversary Date of the Series C Issuance Date(as defined in Article V.D. Section 4(b)), the Corporation, at its election, shall either require the conversion of all then issued and outstanding shares of Series C Preferred Stock into fully paid and nonassessable shares of Series D Preferred Stock at the Series C Conversion Price(defined in Article V.D. Section 7(a)) (the "Series C Anniversary Conversion") or redeem the then issued and outstanding shares of Series C Preferred Stock (the "Series C Redemption") as provided below.

                  (b) If the Corporation elects the Series C Anniversary Conversion, the Corporation shall pay a conversion fee equal to $820,000 (the "Series C Conversion Fee"), subject to adjustment, on a pro rata basis to the holders of the then issued and outstanding shares of Series C Preferred Stock. The Corporation shall pay the Series C Conversion Fee, at the election of the Board of Directors, in (i) cash or (ii) a number of shares of Common Stock equal to the Series C Conversion Fee divided by the average last sale price of the Common Stock for the five (5) trading days immediately preceding the Anniversary Date; provided, however, that the Corporation shall pay the Series C Conversion Fee in cash to the extent that the issuance of stock would require stockholder approval pursuant to Section 4460(i) of the Rules of the NASDAQ Stock Market or any successor rule thereto and such approval has not been obtained. In the event that the number of shares of Series C Preferred Stock issued and outstanding as of the Anniversary Date is less than the number of Initial Series C Shares (as defined in Article V.D. Section 7(b) below), then the Series C Conversion Fee will be adjusted downward to equal the product of (a) $820,000 and (b) the quotient of the number of shares of Series C Preferred Stock issued and outstanding as of the Anniversary Date divided by the Initial Series C Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise). On or after the Anniversary Date, each holder of Series C Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation and the Corporation shall deliver to such holder (i) a



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certificate or certificates representing the number of shares of Series D
Preferred Stock equal to the number of shares of Series C Preferred Stock to be converted multiplied by $1,000 divided by the Series C Conversion Price set forth in the notice to the holder, (ii) the holder's pro rata portion of the Series C Conversion Fee and (iii) accrued and unpaid dividends in cash or a number of shares of Series D Preferred Stock equal to the dividend amount divided by the Series C Conversion Price. In addition, the following provisions of Article V.D. Section 7 shall be applicable to the Series C Anniversary
Conversion: the second sentence of the second paragraph of Article V.D. Section 7(a), third paragraph of Article V.D. Section 7(b), Section 7(d) and Section 7(e).

                  (c) In the event the Corporation elects a Series C Redemption, the Corporation shall redeem for cash on the Anniversary Date all issued and outstanding shares of Series C Preferred Stock at a price per share equal to $1,000 plus all accrued and unpaid dividends on such share to the Anniversary Date (such sum being hereinafter referred to as the "Series C Redemption Price"). On or after the Anniversary Date, each holder of Series C Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the notice to the holder and shall thereupon be entitled to receive payment of the Series C Redemption Price. If, on the Anniversary Date, funds necessary for the Series C Redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, on the Anniversary Date, the dividends with respect to the shares so called shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Series C Redemption Price upon surrender of their certificates) shall terminate.

                  (d) No more than sixty (60) nor less than twenty (20) days prior to the Anniversary Date, the Corporation shall deliver notice, by first class mail, postage prepaid, to each holder of record of the Series C Preferred Stock, addressed to such stockholder at its last address as shown on the stock books of the Corporation. Such notice shall state whether the Corporation has elected to effect the Series C Anniversary Conversion or the Series C Redemption. If the Corporation fails to give notice as provided above, the Corporation shall be deemed to have elected the Series C Redemption. In the event of the Series C Anniversary Conversion, the notice shall also state that the Anniversary Date is the date fixed for conversion, the then-effective Series C Conversion Price, whether the Series C Conversion Fee will be paid in cash or shares of Series D Preferred Stock and the holder's pro rata portion of such, whether the accumulated and unpaid dividends to the Anniversary Date will be paid in cash or shares of Series D Preferred Stock and that on and after the Anniversary Date, dividends will cease to accumulate on such shares of Series C Preferred Stock; provided that there is no default in the payment of the Series C Conversion Fee. In the event of the Series C Redemption, the notice shall also state that the Anniversary Date is the date fixed for redemption, the Series C Redemption Price, the place or places of payment, that the right of holders of Series C Preferred Stock to exercise their conversion rights in accordance with
Article V.D. Section 7 shall expire at the close of business on the Anniversary Date (provided that there is no default in payment of the Series C Redemption Price) and that payment of the Series C Redemption Price will be made upon presentation and surrender of certificates representing the Series C Preferred Stock to the Corporation or its agent as provided in the notice

                  7.       Conversion.

                  (a) Holders of Series C Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Series C Preferred Stock into fully paid and nonassessable shares of Series D Preferred Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Series C Preferred Stock in any notice of redemption given pursuant to Article V.D. Section 6 hereof if there is no default in payment of the Redemption Price. Each share of Series C Preferred Stock shall be convertible at the office of any transfer agent for the Series C Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Series D Preferred Stock (calculated as to each conversion to the nearest whole share) as shall be equal to $1,000 divided by the Series C Conversion Price (as defined below) in effect at the time of conversion. The initial conversion price will be $6.50, subject to adjustment from time to time as provided in Article V.D.
Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Series C Conversion Price").

                  The right of holders of Series C Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Series D Preferred Stock or other securities or property upon conversion of Series C Preferred Stock in a name other than that of the holder of the shares of Series C Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (b) In the event the Corporation's Common Stock trades above $40 per share for ninety (90) consecutive trading days and the average daily reported volume in trading for the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association for any twenty (20) consecutive trading days during such 90-day period exceeds 10% of the number of shares of Series D Preferred Stock into which the shares of Series C Preferred Stock could be converted (the "Initial Series C Shares"), adjusted to eliminate the effect of any reporting of both the buy and sell side of any trade, the Corporation may, by notice to the holders thereof, within thirty (30) days after such 90-day period, elect to require the conversion of all the shares of Series C Preferred Stock then outstanding into fully paid and nonassessable shares of Series D Preferred Stock at the applicable Series C Conversion Price.

                  Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series C Preferred Stock to be converted, addressed to such stockholders at their last addresses as shown on the stock books of the Corporation. Each such notice of conversion shall specify the date fixed for conversion; the then-effective Series C Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the election of the Board of Directors, in cash or in a number of shares of Series C Preferred Stock equal to the dividend amount divided by $1,000; and that on and after the conversion date, dividends will cease to accumulate on such shares.

                  Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series C Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Series C Preferred Stock.

                  (c) A number of shares of the authorized but unissued Series D Preferred Stock sufficient to provide for the conversion of the Series C Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Series D Preferred Stock into which each share of the Series C Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Series D Preferred Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Series D Preferred Stock upon conversion of the Series C Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the Series D Preferred Stock may be listed or to have such shares admitted for quotation on the NASDAQ National Market System if the Series D Preferred Stock is admitted for quotation thereon.

                  (d) Upon the surrender of certificates representing shares of Series C Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Series D Preferred Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Series D Preferred Stock or other securities, cash or other assets as herein provided.

                  (e) No fractional shares of Series D Preferred Stock shall be issued upon conversion of Series C Preferred Stock but, in lieu of any fraction of a share of Series D Preferred Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (a) the Series C Closing Price of a share of Common Stock (as defined in the next sentence) on the last trading day before the conversion date and (b) such fraction of a share. The "Series C Closing Price" for each day shall be the last reported sale price or, in case no sale takes place on such day, the average of the closing bid and asked price on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if the Common Stock is not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

                  8. Adjustments to Series C Conversion Price. Notwithstanding anything in this Article V.D. Section 8 to the contrary, no change in the Series C Conversion Price shall be made until the cumulative effect of the adjustments called for by this Article V.D. Section 8 since the date of the last change in the Series C Conversion Price would change the Series C Conversion Price by more than 1%. However, once the cumulative effect would result in such a change, then the Series C Conversion Price shall be changed to reflect all adjustments called for by this Article V.D. Section 8 and not previously made. Additionally, there shall be no adjustment in the Series C Conversion Price as a result of any Additional Permitted Issuance. Subject to the foregoing, the Series C Conversion Price shall be adjusted from time to pursuant to Article V.D. Section 8(a).

                  (a) If and whenever, on or after the Series C Issuance Date, the Corporation issues or sells, or in accordance with this Article V.D. Section 8(a) is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, unless such issuance or sale was a Permitted Issuance, immediately upon such issue or sale or deemed issue or sale the Series C Conversion Price shall be reduced to an amount equal to the price per share at which such Common Stock was sold or at which such shares of Common Stock are issuable upon the exercise of such rights or warrants.

                           (i) For purposes of this Article V.D. Section 8(a), the following definitions apply:

                                    (A) "deemed to have issued or sold" shall
                           mean the issuance, grant or sale of Common Stock of the Company or securities which are directly or indirectly exercisable or convertible into shares of Common Stock, or warrants or options for the purchase, directly or indirectly, thereof, other than Permitted Issuances.

                                    (B) "consideration per share" for which
                           Common Stock is issued or issuable shall mean (1) with respect to the issuance, grant or sale of options or warrants to purchase shares of Common Stock, an amount determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such options or warrants, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such options and warrants, plus in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such convertible securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options and warrants or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such options, and (2) with respect to the issuance, grant or sale of Common Stock of the Company or securities directly or indirectly exercisable or convertible into shares of Common Stock, an amount determined by dividing (i) the total amount received or receivable by the

                           Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities.

                           (ii) Change in Option Price or Conversion Rate. If
                  the purchase price provided for in any options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Series C Conversion Price in effect at the time of such change shall be immediately adjusted to the Series C Conversion Price which would have been in effect at such time had such options or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that in no event shall the Series C Conversion Price be adjusted to a price higher than the Series C Conversion Price in effect prior to any actions described in this Article V.D. Section 8(a)(ii). For purposes of this
                  Article V.D. Section 8(a)(ii) if the terms of any option or convertible security which was outstanding as of the Series C Issuance Date are changed in the manner described in the immediately preceding sentence, then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change and no such change shall cause the Series C Conversion Price hereunder to be increased.

                           (iii) Calculation of Consideration Received. If any
                  Common Stock, option or convertible security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, option or convertible security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair market price (calculated to be the average Closing Price for the twenty
                  (20) trading days immediately prior to the date of sale of the securities described in the first sentence of this Article V.D. Section 8(a)(iii)) thereof as of the date of receipt. If any Common Stock, option or convertible security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, option or convertible security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of outstanding shares of Series D Preferred Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision, or any applicable record date shall be proportionally reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Series D Preferred Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination or any applicable record date shall be proportionately increased.

                  (c) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Series D Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series D

Preferred Stock, is referred to herein as a "Series C Organic Change." Prior to the consummation of any Series C Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Series D Preferred Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Series C Organic Change if such holder had converted its Series C Preferred Stock immediately prior to such Series C Organic Change, or any applicable record date thereon. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that the provisions of this Article V.D. Section 8 shall thereafter be applicable to the Series C Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Series C Conversion Price to the value for the Series D Preferred Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Series D Preferred Stock acquirable and receivable upon conversion of Series C Preferred Stock, if the value so reflected is less than the Series C Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Article V.D. Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Series C Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment shall increase the Series C Conversion Price as otherwise determined pursuant to this
Article V.D. Section 8 or decrease the number of shares of Series D Preferred Stock issuable upon conversion of each share of Series C Preferred Stock.

                  (e)      Notices.

                                    (i) Promptly after any adjustment of the
                           Series C Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (ii) The Corporation shall give written
                           notice to all holders of Series C Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Series D Preferred Stock, (b) with respect to any pro rata subscription offer to holders of Series D Preferred Stock or (c) for determining rights to vote with respect to any Series C Organic Change, dissolution or liquidation.

                                    (iii) The Corporation shall also give
                           written notice to the holders of Series C Preferred Stock at least twenty (20) days prior to the date on which any Series C Organic Change shall take place.

                  9. Series C Preferred Stock Not Redeemable at Option of Holders or Exchangeable; No Sinking Fund. The Series C Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock (except for Series D Preferred Stock upon conversion as provided herein) or indebtedness of the Corporation or other property. The Series C Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  10. No Voting Rights. The holders of Series C Preferred Stock shall not have voting rights except as specifically provided in this Certificate of Incorporation or as otherwise required by law.

                  11. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Series C Preferred Stock shall be deemed outstanding except for (a) shares of Series C Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Series C Preferred Stock for conversion pursuant to Article V.D. Section 7, all shares of Series C Preferred Stock which have been converted into Series D Preferred Stock or other securities or property pursuant to Article V.D. Section 7; and (c) from the date fixed for redemption pursuant to Article V.D. Section 6, all shares of Series C Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

                   12. Status of Series C Preferred Stock Upon Retirement. Shares of Series C Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Article V.D. Section 7 shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Article V.D. Section 7 of all outstanding shares of Series C Preferred stock, all provisions of this Article V.D. shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to Delaware General Corporation Law Section 245 or any successor provision and without stockholder action, to cause a restated certificate of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Delaware which reflect such removal of all provisions relating to the Series C Preferred Stock.

         E.       Series D Non-Voting Preferred Stock.

         Unless otherwise indicated, all capitalized terms used in this Article V.E. shall have the meanings assigned to such terms in Article V.D. of this Certificate of Incorporation.

                  1. Rights, Powers and Preferences. The holders of the Series D Non-Voting Preferred Stock (the "Series D Preferred Stock") shall be entitled to the rights, powers and preferences set forth herein.

                  2. No Preemptive Rights. Holders of Series D Preferred Stock shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                  3. Rank. The Series D Preferred Stock shall rank on an equal basis with all of the Corporation's Common Stock, and shall be fully subordinated to all other classes of the Corporation's preferred stock, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  4. No Voting Rights; Other Rights, Preferences and Privileges. The Series D Preferred Stock shall not have voting rights. Except as provided in the preceding sentence, each share of Series D Preferred Stock shall have all of the same rights, preferences and privileges as each share of the Corporation's Common Stock as set forth in this Certificate of Incorporation. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by reverse stock split or otherwise) one or more classes of outstanding shares of the Corporation's Common Stock into a greater or lesser number of shares, the Corporation shall also subdivide or combine, as applicable, the outstanding shares of the Series D Preferred Stock. Any recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to as an "Common Organic Change". Prior to the consummation of any Common Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding) to insure that each of the holders of the Series D Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable or receivable by a Permitted Investor (as defined in Article V.E. Section 5 hereof) upon the conversion of such holder's Series D Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Common Organic Change if such holder had converted its Series D Preferred Stock immediately prior to such Common Organic Change, or applicable record date thereon. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  5.       Conversion and Reconversion.

                  (a) Upon the transfer of any shares of Series D Preferred Stock to a Permitted Investor (as defined below), the shares of Series D Preferred Stock so transferred shall automatically be converted into shares of the Corporation's Common Stock, and any warrant or option to purchase shares of Series D Preferred Stock so transferred shall automatically be converted into a warrant or option to purchase shares of the Corporation's Common Stock (each a "Transfer Conversion") without any action on the part of the transferor or Permitted Investor. The conversion rate applicable to a Transfer Conversion shall be one share of Common Stock for each share of Series D Preferred Stock so transferred.

                           (i) For purposes of this Article V.E. Section 5, the
                  term "Permitted Investor" means a Person that is not (a) the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Corporation's outstanding capital stock or other securities entitled to vote, or has or shares the power to dispose of, or direct the disposition of, such capital stock or securities, (b) a Person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation (an "Affiliate"), or (c) any corporation or organization of which the Corporation is an officer or partner, is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Corporation's outstanding capital stock or other securities entitled to vote (an "Associate").

                           (ii) A Person shall not be considered a Beneficial
                  Owner for purposes of this Article V.E. Section 5 if such Person was not a Beneficial Owner of ten percent (10%) or more of the Corporation's outstanding capital stock or other securities entitled to vote, or has or shares the power to dispose of, or direct the disposition of, such capital stock or securities immediately prior to a repurchase of shares, recapitalization of the Corporation or similar action and became a Beneficial Owner as defined in Article V.E. Section 5(a)(iii) solely as a result of such share repurchase, recapitalization or similar action unless, (i) the repurchase, recapitalization, conversion, or similar action was proposed by or on behalf of, or pursuant to, any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the Person or is an Affiliate or Associate of the Person, or (ii) the Person thereafter acquires a beneficial ownership, directly or indirectly, of the Corporation's outstanding shares entitled to vote and, immediately after such acquisition, is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Corporation's outstanding capital stock or other shares entitled to vote.

                           (iii) "Beneficial Owner"for purposes of this Article
                  V.E. Section 5 means a Person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, shares or securities of the Corporation entitled to vote, or has or shares the power to dispose of, or direct the disposition of, such shares of securities; provided, that a Person shall not be deemed the beneficial owner of shares or securities of the Corporation
                  (a) tendered pursuant to a tender offer or exchange offer made by the Person or any of such Person's Affiliates or Associates until the tendered shares or securities are accepted for purchase or exchange, (b) if such beneficial ownership arises solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and is not then reportable under the Securities Exchange Act, or, if the Company is not subject to the Securities Exchange Act, would have been required to be made and would not have been reportable even if the Company had been subject to the Securities and Exchange Act.

                           (iv) "Affiliate" shall have the meaning assigned to that term in Article V.E. Section 5(a)(i) hereof.



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                           (v)   "Associate" shall have the meaning assigned to
                  that term in Article V.E. Section 5(a)(i) hereof.

                           (vi) "Person" means any individual, partnership, limited liability company, association, corporation, estate, trust or other entity.

                  (b) In the event shares of Series D Preferred Stock transferred to a Permitted Investor and converted into shares of Common Stock in a Transfer Conversion are re-acquired, in whole or in part prior to July 23, 2002, by a person who is not a Permitted Investor, the shares of Common Stock into which the shares of Series D Preferred Stock were converted upon a Transfer Conversion shall automatically be converted into shares of Series D Preferred Stock at a conversion rate of one share of Series D Preferred Stock for each share of Common Stock.

                  6. Series D Preferred Stock is Convertible Security. Shares of Series D Preferred Stock constitute "convertible securities" under Article V.B.
Section 8 of this Certificate of Incorporation relating to the Senior Convertible Preferred Stock.

                                   ARTICLE VI.

                  In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

                                  ARTICLE VII.

                  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or
(d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article.

                  If the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

                  Any repeal or modification of the foregoing provisions of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII.

                  The name and mailing address of the incorporator is:

                               Alexandra M. Peters
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                              Minneapolis, MN 55402


Dated: November 24, 1999                   /s/ Alexandra M. Peters
                                    --------------------------------------------
                                            Alexandra M. Peters





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